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                                                                    EXHIBIT 23.3


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 26, 1996 with respect to the financial statements of WRDW-TV included in Amendment No. 4 to the Registration Statement (Form S-1) and related Prospectus of Gray Communications Systems, Inc. dated September 13, 1996.


                                          ERNST & YOUNG LLP


Atlanta, Georgia
September 13, 1996